EXHIBIT 10.1

                          IN-SPORTS INTERNATIONAL, INC.
                               377 ROUTE 17 SOUTH
                           HASBROUCK HEIGHTS, NJ 07604

November 16, 1999

George Avery, Sole Proprietor
Avery Sports Turf
Rome, Georgia

      Re: Proposed Acquisition of Avery Sports Turf by In-Sports International, Inc.

Dear Mr. Avery:

      The purpose of this letter (the "Letter of Intent") is to outline the terms of a transaction by which In-Sports International, Inc., a Delaware corporation ("In-Sports") will acquire all title and interest in Avery Sports Turf ("AST"), a sole proprietorship owned 100% by George Avery ("Mr. Avery") from Mr. Avery in exchange for $300,000 in cash and 500,000 shares of restricted common stock of In-Sports (the "In-Sports Shares") and certain other agreements.

1) The transaction as currently envisioned will proceed as follows: (i) upon the signing of this letter of intent (the "Letter of Intent"), In-Sports will advance $200,000 in cash and 500,000 In-Sports Shares to Mr. Avery as a refundable deposit (the "Refundable Deposit") towards the full consideration; (ii) AST will allow In-Sports and its professional advisors to conduct a due diligence investigation ("Due Diligence") of AST, to In-Sports' satisfaction; and (iii) assuming the satisfactory completion of the Due Diligence, the parties will execute final documentation and set a closing date for this transaction (the "Closing Date") which will be no earlier than April 1, 2000.

2) Conditions to Closing. In-Sports will not be required to purchase AST or proceed with any part of this transaction unless the following conditions are met prior to January 31, 2000:

      a) Due Diligence. AST will give In-Sports and its counsel full access to AST's books, records, executive officers, key employees and auditors to complete its due diligence review of AST. At a minimum, this will include, but not be limited to, complete audited financial statements for AST and any subsidiaries, affiliates or companies controlled by, controlling, or under common control of AST, corporate records, stock or other equity interest offerings, stockholder  or  other  equity  holder  lists,  material  agreements
            (including employment agreements, licensing agreements and the like), without limitation.


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      b)    Agreements.  To the extent  any of AST's  existing  agreements  with suppliers or customers require amendment, reconfirmation or notice to the other party, AST must complete any such requirements before the January 31, 2000.

      c) Verification. If In-Sports, its counsel or other advisers find any facts in their due diligence review which cause it or them to believe that any material statements made by AST, its owner, officers, directors or agents are inaccurate or misleading, In-Sports will have the option to declare this Letter of Intent null and void and demand the immediate return of any funds and In-Sports Shares advanced to Mr. Avery, AST or its affiliates, including, but not limited to, the Refundable Deposit.

3) Refundable Deposit. In-Sports will pay the Refundable Deposit as described in paragraph 1.

4) Once In-Sports has completed its Due Diligence, In-Sports' counsel will prepare final closing documents for this transaction, subject to review and consultation with counsel for AST.

5) In-Sports will negotiate employment agreements and incentive compensation plans with certain key employees of AST ("Key Employees") similar to their existing agreements or arrangements.

6) If the parties do not go forward with this transaction, Mr. Avery will return the Refundable Deposit to In-Sports no later than March 1, 2000.

7) All parties agree to negotiate the terms of definitive agreements in good faith and in accordance with the terms of this Letter of Intent.

8) Consummation of the transactions outlined above are subject to board of directors and shareholder approval (if necessary) of In-Sports. All securities issuances are subject to the approval of offering materials by all parties and their counsel, which approval shall not be unreasonably withheld. Further, all securities offerings are subject to filings with and clearance by securities authorities, if necessary. The forms of Closing documents are subject to review by legal counsel for each party.

      The parties acknowledge that this Letter of Intent is merely a statement of the parties to enter into this transaction and is not binding on either party, except for the requirement of paragraph 6 for the return of the Refundable Deposit.

      If the foregoing accurately sets forth your understanding of our mutual intentions, please sign the attached copy of this letter and return it to the undersigned in the envelope provided.

                                    Very truly yours,

                                    IN-SPORTS INTERNATIONAL, INC.


                                    By: /s/ SAM SERRITELLA
                                          -------------------------------
                                            Sam Serritella, President

                                    AVERY SPORTS TURF


                                    By: /s/ GEORGE AVERY
                                          -------------------------------
                                            George Avery, Sole Proprietor


                                        /s/ GEORGE AVERY
                                          -------------------------------
                                            GEORGE AVERY


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